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                                                         Exhibit 21

                                                         Percentage
                                                         of Voting
                                                         Securities
                                 Jurisdiction of         Owned By
   Name                          Incorporation           Registrant
   __________________________________________________________________

   Supermarket Cigarette
   Sales, Inc.                    Louisiana              100%

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